united states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 21, 2013 (August 15, 2013)

internet america, INC.

(Exact name of registrant as specified in its charter)

Texas	001-25147	86-0778979
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6210 Rothway Street, Suite 100 Houston, Texas	77040
(Address of principal executive offices)	(Zip Code)

(713) 968-2500

 (Registrant’s telephone number,
including area code)

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On August 15, 2013, the Board of Directors of the Company appointed Randall J. Frapart to serve as the Company’s Chief Financial Officer and Chief Accounting Officer. Mr. Frapart replaces William E. (Billy) Ladin, Jr. who resigned from these positions effective August 15, 2013 but continues as Chairman and Chief Executive Officer. Mr. Frapart, age 55, also currently serves as the Chief Financial Officer of US Dataworks, Inc, a position held since July 2009.  From July, 2009 through January, 2012, Mr. Frapart also served as President of Albeck Financial Services, Inc., a pre-audit accounting firm. Prior thereto, Mr. Frapart served as the Chief Financial and Chief Operating Officer of Plumgood Food, LLC, an online grocer providing the ordering and delivery of groceries from March 2008 to December 2008. In 2006 and 2007, Mr. Frapart served as Executive Vice President and Chief Financial Officer of ForeFront Holdings Inc, a publicly traded global golf accessory company. From September 2002 until December 2005, Mr. Frapart served as Senior Vice President and Chief Financial Officer of HyperFeed Technologies, Inc., a publicly traded provider of software, which provides ticker plant and smart order routing technologies and managed services to exchanges, hedge funds and other financial institutions. Mr. Frapart served as Chief Financial Officer and later as Chief Executive Officer of Cyvent Technologies, a software and consulting company serving large health insurers, from April 1995 to July 2001. Mr. Frapart began his career at KPMG in Chicago, where he held various positions in the Information, Communication and Entertainment Assurance practice for over 12 years. Mr. Frapart received his B.S. in Accounting from Washington University in St. Louis, has his MBA in Management from the University of Texas and is a certified public accountant.

There are no transactions in which Mr. Frapart has an interest requiring disclosure under Item 404(a) of Regulation S-K. The Company does not have a written employment agreement with Mr. Frapart. In connection with, and prior to, his appointment, Mr. Frapart was granted stock options to purchase 100,000 shares of the Company’s common stock at an exercise price of $0.45 per share. These options were granted under and pursuant to the Internet America, Inc. 2007 Stock Option Plan and vest as follows: options to purchase 25,000 shares vested immediately on the grant date and the remaining options to purchase 75,000 shares will vest when and if the trading price of the Company’s common stock has averaged $1.00 per share for a 90-day period.

Item 8.01  Other Events

On August 21, 2013, the Company issued a press release announcing the appointment of Randall J. Frapart to serve as the Company's Chief Financial Officer and Chief Accounting Officer. A copy of the press release is included as Exhibit 99 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated August 21, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 21, 2013

INTERNET AMERICA, INC.

By:	/s/ William E. Ladin, Jr.
William E. Ladin, Jr. Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated August 21, 2013